UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): March 11, 2014
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On March 17, 2014, Noranda Aluminum Holding Corporation (the “Company”) completed a secondary offering (the “Offering”) of 10,000,000 shares of common stock (the “Shares”) by investment funds affiliated with or managed by Apollo Global Management, LLC. The Company did not receive any of the proceeds from the Offering. The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-172640), filed with the Securities and Exchange Commission on March 7, 2011, and related prospectus supplement dated March 11, 2014.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated March 11, 2014 (the “Underwriting Agreement”), by and among the Company, Apollo Investment Fund VI, L.P., Noranda Holdings, L.P. and Morgan Stanley & Co. LLC, as underwriter. The Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit

Number    Description

1.1    Underwriting Agreement, dated March 11, 2014, by and among the Company, Apollo     Investment Fund VI, L.P.,
Noranda Holdings, L.P. and Morgan Stanley & Co. LLC, as underwriter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date:	March 17, 2014

By:	/s/ Gail E. Lehman
Gail E. Lehman
Chief Administrative Officer, Vice President of Human Resources, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit

Number    Description

1.1    Underwriting Agreement, dated March 11, 2014, by and among the Company, Apollo     Investment Fund VI, L.P.,
Noranda Holdings, L.P. and Morgan Stanley & Co. LLC, as underwriter.